Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AKOYA BIOSCIENCES, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Akoya Biosciences, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.             That the name of this corporation is Akoya Biosciences, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on November 13, 2015 under the name Akoya Biosciences, Inc.

2.             That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Akoya Biosciences, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, County of Kent, Delaware 19904. The name of the registered agent at such address is Cogency Global Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 79,042,222 shares of Common Stock, $0.00001 par value per share (“Common Stock”), of which 62,220,020 shares are hereby designated “Class A Common Stock” and 16,822,202 shares are hereby designated “Class B Common Stock” and (ii) 62,220,020 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”), of which 5,013,333 shares are hereby designated “Series A Preferred Stock”, 13,715,330 shares are hereby designated “Series B Preferred Stock”, 26,732,361 shares are hereby designated “Series C Preferred Stock” and 16,758,996 shares are hereby designated “Series D Preferred Stock”.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.            COMMON STOCK

1.             General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article Fourth refer to sections and subsections of Part A of this Article Fourth.

2.             Voting. The holders of the Class A Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The holders of Class B Common Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation, except as required by the General Corporation Law of the State of Delaware and pursuant to Section 3.2 of Part B of this Article Fourth below. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(6)(2) of the General Corporation Law.

B.            PREFERRED STOCK

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.             Dividends.

1.1           Series D Accruing Dividends. For so long as any shares of Series D Preferred Stock remain issued and outstanding, dividends at the rate per annum of eight percent (8%) of the Series D Original Issue Price (as defined below) shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) (the “Series D Accruing Dividends”). The Series D Accruing Dividends shall only become due and payable if (i) the Series D Preferred Stock is redeemed under Section 6 or (ii) in the specific circumstance set forth in Section 2.1(e)(i) regarding payment to the holders of Series D Preferred Stock of not less than the Series D Redemption Price, including without limitation in connection with a Sale of the Company (as defined in the Amended and Restated Voting Agreement by and among the Corporation and certain stockholders of the Corporation dated on or about the date hereof). In the event any shares of Series D Preferred Stock are converted into Class A Common Stock prior to the redemption of the Series D Preferred Stock or a Deemed Liquidation Event, then such Series D Preferred Stock shall not be entitled to receive any Series D Accruing Dividends. The “Series D Original Issue Price” shall mean $1.5253 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

1.2           Series C Accruing Dividends. For so long as any shares of Series C Preferred Stock remain issued and outstanding, dividends at the rate per annum of eight percent (8%) of the Series C Original Issue Price (as defined below) shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Dividends”). The Series C Accruing Dividends shall only become due and payable if (i) the Series C Preferred Stock is redeemed under Section 6 or (ii) in the specific circumstance set forth in Section 2.21(e)(ii) regarding payment to the holders of Series C Preferred Stock of not less than the Series C Redemption Price, including without limitation in connection with a Sale of the Company. In the event any shares of Series C Preferred Stock are converted into Class A Common Stock prior to the redemption of the Series C Preferred Stock or a Deemed Liquidation Event, then such Series C Preferred Stock shall not be entitled to receive any Series C Accruing Dividends. The “Series C Original Issue Price” shall mean $0.9539 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

1.3           Series B Accruing Dividends. For so long as any shares of Series B Preferred Stock remain issued and outstanding, dividends at the rate per annum of eight percent (8%) of the Series B Original Issue Price (as defined below) shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”). The Series B Accruing Dividends shall only become due and payable if (i) the Series B Preferred Stock is redeemed under Section 6 or (ii) in the specific circumstance set forth in Section 2.21(e)(iii) regarding payment to the holders of Series B Preferred Stock of not less than the Series B Redemption Price, including without limitation in connection with a Sale of the Company. In the event any shares of Series B Preferred Stock are converted into Class A Common Stock prior to the redemption of the Series B Preferred Stock or a Deemed Liquidation Event, then such Series B Preferred Stock shall not be entitled to receive any Series B Accruing Dividends. The “Series B Original Issue Price” shall mean $0.6562 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The Series D Accruing Dividend, the Series C Accruing Dividends and the Series B Accruing Dividends shall be collectively referred to as “Accruing Dividends”.

1.4            All Other Dividends. Except for the Accruing Dividends payable to the holders of Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, the holders of the Common Stock and the Preferred Stock shall be entitled to receive dividends on a pan passu basis according to the number of shares of Common Stock and Common Stock into which the Preferred Stock is then convertible, as applicable. Such dividends shall be payable only when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).

2.            Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1           Preferential Payments to Holders of Preferred Stock.

(a)            Series D Preferred Stock Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (“collectively, a “Liquidation Event”), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series C Preferred Stock, the holders of Series B Preferred Stock, to the holders of Series A Preferred Stock and to the holders of Common Stock or any securities convertible into Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series D Original Issue Price, plus the Series D Accruing Dividend (whether or not declared), and, without duplication, any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the Series D Liquidation Amount, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred held by them upon such distribution if all amounts payable on or with respect to such shares of Series D Preferred were paid in full.

(b)            Series C Preferred Stock Liquidation Preference. Upon the completion of, and subject to, the distributions required by Section 2.1(a) above to the holders of Series D Preferred Stock, in the event of any Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series B Preferred Stock, to the holders of Series A Preferred Stock and to the holders of Common Stock or any securities convertible into Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price, plus the Series C Accruing Dividend (whether or not declared), and, without duplication, any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders, after payment of the Series D Liquidation Amount owed to the holders of Series D Preferred Stock, shall be insufficient to pay the holders of shares of Series C Preferred Stock the Series C Liquidation Amount, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c)            Series B Preferred Stock Liquidation Preference. Upon the completion of, and subject to, the distributions required by Section 2.1(a) to the holders of Series D Preferred Stock and Section 2.1(b) to the holders of Series C Preferred Stock, in the event of any Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock and to the holders of Common Stock or any securities convertible into Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price, plus the Series B Accruing Dividend (whether or not declared), and, without duplication, any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders, after payment of the Series D Liquidation Amount owed to the holders of Series D Preferred Stock and the Series C Liquidation Amount owed to the holders of Series C Preferred Stock, shall be insufficient to pay the holders of shares of Series B Preferred Stock the Series B Liquidation Amount, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)            Series A Preferred Stock Liquidation Preference. Upon the completion of, and subject to, the distributions required by Section 2.1(a) to the holders of Series D Preferred Stock, Section 2.1(b) to the holders of Series C Preferred Stock and Section 2.1(c) to the holders of Series B Preferred Stock, in the event of any Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Original Issue Price”), plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any Liquidation Event, the remaining assets of the Corporation available for distribution to its stockholders, after payment of the Series D Liquidation Amount owed to the holders of Series D Preferred Stock, after payment of the Series C Liquidation Amount owed to the holders of Series C Preferred Stock and the Series B Liquidation Amount owed to the holders of Series B Preferred Stock, shall be insufficient to pay the holders of shares of Series A Preferred Stock the Series A Liquidation Amount, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(e)            Notwithstanding Sections 2.1(a), (b), (c) and (d), and Section 2.2, (i) with respect to the Series D Preferred Stock, if the aggregate amount payable to the holders of Series D Preferred Stock with respect to such share as Series D Liquidation Amount pursuant to Sections 2.1(a) and Series D Participation Amount pursuant to Section 2.2 would be less than the Series D Redemption Price (as defined below), then the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock pursuant to Sections 2.1(b), (c), (d) and 2.2 an amount per share equal to the Series D Redemption Price and no other amount; (ii) upon the completion of, and subject to, the distributions required by Section 2.1(a) and 2.2, on the one hand, or Section 2.1(e)(i) on the other hand, to the holders of Series D Preferred Stock, with respect to the Series C Preferred Stock, if the aggregate amount payable to the holders of Series C Preferred Stock with respect to such share as Series C Liquidation Amount pursuant to Sections 2.1(b) and Series C Participation Amount pursuant to Section 2.2 would be less than the Series C Redemption Price (as defined below), then such holder of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock or Common Stock pursuant to Sections 2.1(c), (d) and 2.2 an amount per share equal to the Series C Redemption Price and no other amount; (iii) upon the completion of, and subject to, the distributions required by Section 2.1(a), (b) and 2.2, on the one hand, or Section 2.1(e)(i) and (ii), on the other hand, to the holders of Series D Preferred Stock and Series C Preferred Stock, with respect to the Series B Preferred Stock, if the aggregate amount payable to the holders of Series B Preferred Stock with respect to such share as Series B Liquidation Amount pursuant to Sections 2.1(c) and as Series B Participation Amount pursuant to Section 2.2 would be less than the Series B Redemption Price (as defined below), then such holder of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock as Series A Liquidation Amount pursuant to Sections 2.1(d) and as Series A Participation Amount pursuant to Section 2.2 or the Common Stock pursuant to Section 2.2 an amount per share equal to the Series B Redemption Price and no other amount; and (iv) if distributions are made pursuant to Section 2.1(e)(i), Section 2.1(e)(ii) and Section 2.1(e)(iii), the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series A Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder, with the shares of Series A Preferred Stock being treated for this purpose as if they have been converted to shares of Common Stock at the then applicable conversion rate.

2.2           Remaining Assets. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to (i) the holders of shares of Series D Preferred Stock pursuant to Section 2.1(a) above, (ii) the holders of shares of Series C Preferred Stock pursuant to Section 2.1(b) above, (iii) the holders of shares of Series B Preferred Stock pursuant to Section 2.1(c) above, and (iv) the holders of shares of Series A Preferred Stock pursuant to Section 2.1(d) above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder, with the shares of Preferred Stock being treated for this purpose as if they have been converted to shares of Common Stock at the then applicable conversion rate (the pro rata portion of the remaining assets of the Corporation payable to the Series D Preferred Stock pursuant to the foregoing, hereinafter referred to as the “Series D Participation Amount”; the pro rata portion of the remaining assets of the Corporation payable to the Series C Preferred Stock pursuant to the foregoing, hereinafter referred to as the “Series C Participation Amount”; the pro rata portion of the remaining assets of the Corporation payable to the Series B Preferred Stock pursuant to the foregoing, hereinafter referred to as the “Series B Participation Amount”, and the pro rata portion of the remaining assets of the Corporation payable to the Series A Preferred Stock pursuant to the foregoing, hereinafter referred to as the “Series A Participation Amount”).

2.3            Deemed Liquidation Events.

2.3.1       Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of Series D Preferred Stock, the holders of Series C Preferred Stock and the holders of Series B Preferred Stock representing at least two-thirds (2/3) of the voting power of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, elect otherwise by written notice sent to the Corporation at least three (3) days prior to the effective date of any applicable event:

(a)            a merger or consolidation in which

 (i)            the Corporation is a constituent party or

 (ii)           a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b)            the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c)            the sale or transfer by the Corporation or its security holders to a single person or group of affiliated persons, in a single transaction or series of related transactions, of capital stock or convertible debt securities representing a majority of the combined voting power of the then-outstanding securities of the Corporation.

2.3.2       Effecting a Deemed Liquidation Event.

(a)            The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.

(b)            In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii), 2.3.1(b) or 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right to require the distribution of the Available Proceeds (as defined below) pursuant to the terms of the following clause (ii); and (ii) if the holders of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock representing two-thirds (2/3) of the voting power of the then outstanding shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together on an as-converted to Common Stock basis, so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to distribute to the stockholders the Available Proceeds in accordance with Sections 2.1 and 2.2 hereof. Prior to the distribution provided for in this Section 2.3.2(b) the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3       Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

2.3.4       Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.            Voting.

3.1           General.

3.1.1       On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Class A Common Stock as a single class on an as-if-converted to Common Stock basis. With respect to the Common Stock:

3.1.2       Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held.

3.1.3       Except as required by the General Corporation Law of the State of Delaware and pursuant to Section 3.2 below, holders of Class B Common Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation.

3.2           Number of Directors and Election of Directors. The exact number of directors on the Board of Directors shall be eight (8). For so long as at least 1,000,000 shares of Series D Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock), the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation; for so long as at least 1,000,000 shares of Series C Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation; for so long as at least 1,000,000 shares of Series B Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (I) director of the Corporation; the holders of record of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation, and the chief executive officer of the Corporation shall serve as a director of the Corporation, to be elected by the holders of Class A Common Stock, Class B Common Stock and Preferred Stock voting together as a single class on an as-converted to Common Stock basis. Any director elected as provided in the preceding sentence may be removed only by the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3.2, if any. If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

3.3           Protective Provisions. At any time when at least twenty-five percent (25%) of the shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock issued as of the Series D Original Issue Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable series of Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock representing at least two-thirds (2/3) of the voting power of the then outstanding shares of Series D Preferred Stock, Series C Preferred Stock and Series 13 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1       liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2       amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.3       create, or authorize the creation of, or issue or obligate itself to issue shares of, or securities exercisable or convertible into, any additional class or series of capital stock not existing as of the Series D Original Issue Date, or increase the authorized number of shares of any class or series of capital stock;

3.3.4       purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series D Preferred Stock, Series C Preferred Stock or the Series B Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price or the then-current fair market value thereof;

3.3.5       incur debt in excess of $250,000, except as otherwise approved by the Board of Directors (which amount includes all debt of the Corporation outstanding at the Series D Original Issue Date);

3.3.6       create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.7       create or adopt, or increase the number of shares of Common Stock reserved for issuance under any equity incentive plan in excess of 11,527,008 shares of Common Stock (the “Option Plan Pool Amount”);

3.3.8       sell, lease, transfer, license or pledge any assets of the Corporation or subsidiary of the Corporation of a value of at least $500,000 (in a single transaction or series of related transactions); other than in the ordinary course of business of the Corporation and as approved by the Board of Directors; or

3.3.9       increase or decrease the authorized number of directors constituting the Board of Directors.

3.4           Series D Preferred Stock Protective Provisions. At any time when at least twenty-five percent (25%) of the shares of Series D Preferred Stock issued as of the Series D Original Issue Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of incorporation) the written consent or affirmative vote of the holders of shares of Series D Preferred Stock representing at least two-thirds (2/3) of the voting power of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1       take any action that adversely affects the powers, preferences or rights of the Series D Preferred Stock;

3.4.2       increase or decrease (other than for decreases resulting from conversion of the Series D Preferred Stock) the authorized number of shares of Series D Preferred Stock;

3.4.3       (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege; or

3.4.4       create, or authorize the creation of, or issue or obligate itself to issue shares of, or securities exercisable or convertible into, any additional class or series of capital stock unless the same ranks junior to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption.

3.5           Series C Preferred Stock Protective Provisions. At any time when at least twenty-five percent (25%) of the shares of Series C Preferred Stock issued as of the Series C Original Issue Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of shares of Series C Preferred Stock representing at least two-thirds (2/3) of the voting power of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1       take any action that adversely affects the powers, preferences or rights of the Series C Preferred Stock;

3.5.2       increase or decrease (other than for decreases resulting from conversion of the Series C Preferred Stock) the authorized number of shares of Series C Preferred Stock; or

3.5.3       (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege.

3.6           Series B Preferred Stock Protective Provisions. At any time when at least twenty-five percent (25%) of the shares of Series B Preferred Stock issued as of the Series B Original Issue Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of shares of Series B Preferred Stock representing a majority of the voting power of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab Indio, and of no force or effect;

3.6.1       take any action that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

3.6.2       increase or decrease (other than for decreases resulting from conversion of the Series B Preferred Stock) the authorized number of shares of Series B Preferred Stock; or

3.6.3       (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege.

4.            Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1       Series D Conversion Ratio. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $1.5253. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

4.1.2       Series C Conversion Ratio. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $0.9539. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

4.1.3       Series B Conversion Ratio. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $0.6562. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

4.1.4       Series A Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.25. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

The respective conversion price at the time of conversion of the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock or the Series A Preferred Stock, as applicable, shall be defined as the “Conversion Price”.

4.1.5       Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not nifty paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock.

4.2           Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1       Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class A Common Stock, such holder shall (a) provide written notice to the Corporation's transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder's shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder's shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder's name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted (other than Series D Accruing Dividends, Series C Accruing Dividends and the Series B Accruing Dividends).

4.3.2       Reservation of Shares. The Corporation shall at all times when the shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Price.

4.3.3       Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon (other than any Series D Accruing Dividends, Series C Accruing Dividends and Series B Accruing Dividends). Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4       No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Class A Common Stock delivered upon conversion.

4.3.5       Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4            Adjustments to Conversion Price for Diluting Issues.

4.4.1       Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)            “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)            shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)           shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii)          shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement, not to exceed the Option Plan Pool Amount, approved by the Board of Directors;

(iv)          shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security outstanding as of the Series D Original Issue Date;

(v)           shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, in each case, that are unaffiliated with the Corporation, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; or

(vi)          shares of Common Stock, Options or Convertible Securities issued for consideration other than cash pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors.

(b)            “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c)            “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d)            “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(e)            “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(f)             “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

4.4.2       No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of Preferred Stock representing at least two-thirds (2/3) of the voting power of the then outstanding shares of Preferred Stock (which must include the holders of at least two-thirds (2/3) of the then-outstanding shares of Series D Preferred Stock) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price applicable to a series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of such series of Preferred Stock representing at least two-thirds (2/3) of the voting power of the then outstanding shares of such series of Preferred Stock agreeing that no such adjustment shall be made to the Conversion Price applicable to such series of Preferred Stock as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3       Deemed Issue of Additional Shares of Common Stock.

(a)            If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)            If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)            If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Dates), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)            Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Section 4.4.4 the Conversion Price, as applicable, shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)            If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4       Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or the Series A Preferred Stock in effect immediately prior to such issue or deemed issuance, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)            “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)            “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)            “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)            “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)            “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5       Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)            Cash and Property: Such consideration shall:

(i)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)            insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)            in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)            Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)            the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)            the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6       Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Section 4.4.4, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5            Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6            Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price (as applicable for the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock) then in effect by a fraction:

(1)            the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)            the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the applicable Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8           Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Section 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Section 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Preferred Stock.

4.10         Notice of Record Date. In the event:

(a)            the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)            of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)            of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the each series of Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.            Mandatory Conversion.

5.1            Automatic Conversion. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $3.05 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market's National Market or the New York Stock Exchange (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of shares of Series D Preferred Stock representing two-thirds (2/3) of the voting power of the then outstanding shares of Series D Preferred Stock, voting together as a separate class (the time of such closing in clause (a) or the date and time specified or the time of the event specified in such vote or written consent in clause (b) is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2            Procedural Requirements. All holders of record of shares of Preferred Stock subject to mandatory conversion shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and any series thereof) accordingly.

6.            Redemption of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock.

6.1            General. Unless prohibited by Delaware law governing distributions to stockholders and contingent upon the Corporation having legally available assets to pay the Redemption Price (as defined below), (i) shares of Series D Preferred Stock shall be redeemed by the Corporation at a price equal to the Series D Original Issue Price per share, plus all Series D Accruing Dividends accrued but unpaid thereon, whether or not declared, plus all declared but unpaid other dividends thereon (the “Series D Redemption Price”), in two (2) semi-annual installments commencing not more than one hundred eighty (180) days after receipt by the Corporation at any time on or after the fifth (5th) anniversary of the Series D Original Issue Date, from the holders of shares of Series D Preferred Stock representing two-thirds (2/3) of the voting power of the then outstanding shares of Series D Preferred Stock, of written notice requesting redemption of all shares of Series D Preferred Stock (the “Series D Redemption Request”), (ii) shares of Series C Preferred Stock shall be redeemed by the Corporation at a price equal to the Series C Original Issue Price per share, plus all Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, plus all declared but unpaid other dividends thereon (the “Series C Redemption Price”), in two (2) semi-annual installments commencing not more than one hundred eighty (180) days after receipt by the Corporation at any time on or after the fifth (5th) anniversary of the Series D Original Issue Date, from the holders of shares of Series C Preferred Stock representing two-thirds (2/3) of the voting power of the then outstanding shares of Series C Preferred Stock, of written notice requesting redemption of all shares of Series C Preferred Stock (the “Series C Redemption Request”), and (iii) shares of Series B Preferred Stock shall be redeemed by the Corporation at a price equal to the Series B Original Issue Price per share, plus all Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, plus all declared but unpaid other dividends thereon (the “Series B Redemption Price” and collectively with the Series D Redemption Price and the Series C Redemption Price, the “Redemption Price”), in two (2) semi-annual installments commencing not more than one hundred eighty (180) days after receipt by the Corporation at any time on or after the fifth (5th) anniversary of the Series D Original Issue Date, from the holders of shares of Series B Preferred Stock representing at least a majority of the voting power of the then outstanding shares of Series B Preferred Stock, of written notice requesting redemption of all shares of Series B Preferred Stock (the “Series B Redemption Request” “ and collectively with the Series D Redemption Price and the Series C Redemption Request, the “Redemption Request”). Upon receipt of a Redemption Request, the Corporation shall apply all necessary assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each installment for payment of the Series D Redemption Price shall be referred to as a “Series D Redemption Date”, the date of each installment for payment of the Series C Redemption Price shall be referred to as a “Series C Redemption Date”, and the date of each installment for payment of the Series B Redemption Price shall be referred to as a “Series B Redemption Date”, and collectively with the Series D Redemption Date and the Series C Redemption Date, the “Redemption Date”). On each Series D Redemption Date, the Corporation shall redeem, on a pro rata basis, the number of shares of Series D Preferred Stock owned by each holder determined by dividing the total number of shares of Series D Preferred Stock held by such holder outstanding immediately prior to such Series D Redemption Date by the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies), on each Series C Redemption Date, the Corporation shall redeem, on a pro rata basis, the number of shares of Series C Preferred Stock owned by each holder determined by dividing the total number of shares of Series C Preferred Stock held by such holder outstanding immediately prior to such Series C Redemption Date by the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies), and on each Series B Redemption Date, the Corporation shall redeem, on a pro rata basis, the number of shares of Series B Preferred Stock owned by each holder determined by dividing the total number of shares of Series B Preferred Stock held by such holder outstanding immediately prior to such Series B Redemption Date by the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies); provided, however, if at any time the Corporation has received the Series D Redemption Request, the Series C Redemption Request and/or the Series B Redemption Request, then thereafter (i) the Corporation shall pay the Series D Redemption Price to the holders of Series D Preferred Stock in full as set forth in this Section 6.1 before any further payment of the Series C Redemption Price to the holders of Series C Preferred Stock or the Series B Redemption Price to the holders of Series B Preferred Stock may occur and (ii) the Corporation shall pay the Series C Redemption Price to the holders of Series C Preferred Stock in full as set forth in this Section 6.1 before any further payment of the Series B Redemption Price to the holders of Series B Preferred Stock may occur. If on any Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock to be redeemed, as applicable, the Corporation shall (i) first redeem on a pro rata basis the maximum number of shares of Series D Preferred Stock that it may redeem consistent with such law and shall redeem the remaining shares of Series D Preferred Stock, (ii) second redeem on a pro rata basis the maximum number of shares of Series C Preferred Stock that it may redeem consistent with such law and shall redeem the remaining shares of Series C Preferred Stock and (iii) third redeem the remaining shares of Series B Preferred Stock as soon as it may lawfully do so under such law.

6.2            Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock, as applicable, not less than forty (40) days prior to each Redemption Date. Each Redemption Notice shall state:

(a)             the number of shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)            the Redemption Date and the Redemption Price;

(c)            the date upon which the holder's right to convert such shares terminates (as determined in accordance with Section 4.1); and

(d)            for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock to be redeemed.

6.3            Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock to be redeemed on such applicable Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series D Preferred Stock, Series C Preferred Stock or Series 13 Preferred Stock shall promptly be issued to such holder.

6.4            Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock to be redeemed on such applicable Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7.            Redeemed or Otherwise Acquired Shares. Any shares of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock following redemption.

8.            Waivers. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of Series D Preferred Stock representing two-thirds (2/3) of the voting power of the shares of Series D Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of Series C Preferred Stock representing two-thirds (2/3) of the voting power of the shares of Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of Series B Preferred Stock representing a majority of the voting power of the shares of Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of Series A Preferred Stock representing a majority of the voting power of the shares of Series A Preferred Stock then outstanding.

9.            Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. if the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

NINTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

TENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including, without limitation, each portion of any sentence of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * *

3.            That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.            That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Akoya Biosciences, Inc., has been executed by a duly authorized officer of this Corporation on this 26th day of September, 2019.

By:	/s/ Brian McKelligon
Brian McKelligon, Chief Executive Officer

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

AKOYA BIOSCIENCES, INC.

Akoya Biosciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

FIRST: The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given in accordance with Section 228 of the General Corporation Law of Delaware.

SECOND: The FOURTH section of the Corporation’s Certificate of Incorporation is amended in its entirety to read:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 81,542,222 shares of Common Stock, $0.00001 par value per share ("Common Stock"), of which 62,220,020 shares are hereby designated "Class A Common Stock" and 19,322,202 shares are hereby designated "Class B Common Stock" and (ii) 62,220,020 shares of Preferred Stock, $0.00001 par value per share ("Preferred Stock"), of which 5,013,333 shares are hereby designated "Series A Preferred Stock", 13,715,330 shares are hereby designated "Series B Preferred Stock", 26,732,361 shares are hereby designated "Series C Preferred Stock" and 16,758,996 shares are hereby designated "Series D Preferred Stock".

THIRD: Subsection 3.3.7 of Section 3.3 (Protective Provisions) is amended in its entirety to read:

“3.3.7 create or adopt, or increase the number of shares of Common Stock reserved for issuance under any equity incentive plan in excess of 14,027,008 shares of Common Stock (the “Option Plan Pool Amount”);”

In Witness Whereof, Akoya Biosciences, Inc., has caused this Certificate of Amendment to be signed by its CEO and Secretary on March 30, 2021.

AKOYA BIOSCIENCES, INC.

By:	/s/ Brian McKelligon
Brian McKelligon, CEO and Secretary

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

AKOYA BIOSCIENCES, INC.

Akoya Biosciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

FIRST: The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given in accordance with Section 228 of the General Corporation Law of Delaware.

SECOND: The Article FOURTH of the Corporation’s Certificate of Incorporation is amended by adding the following new paragraph at the end thereof:

“Upon this second paragraph of Article FOURTH of this Certificate of Incorporation becoming effective pursuant the DGCL (the “Effective Time”), (i) each 2.330 shares of Class A Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time shall automatically be reclassified into one fully paid and nonassessable share of Class A Common Stock and (ii) each 2.330 shares of Class B Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time shall automatically be reclassified into one fully paid and nonassessable share of Class B Common Stock, in each case without further action by the Corporation or any holder thereof (collectively, the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split, and in lieu thereof, the Corporation shall pay to each holder otherwise entitled to receive any such fraction an amount in cash (without interest) equal to the fair market value of such fractional share that such holder would otherwise be entitled to receive on the date of the Reverse Stock Split, as determined in good faith by the Board of Directors."

THIRD: Part A of Article FOURTH of the Certificate of Incorporation is hereby amended to add new Section 3 immediately following Section 2 thereof, which shall read in its entirety as follows:

“3.           Conversion of Class B Common Stock. At the Mandatory Conversion Time (as defined below), each issued and outstanding share of Class B Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock without further action by the Corporation or any holder thereof and the Class A Common Stock shall thereafter be classified as “Common Stock”.”

In Witness Whereof, Akoya Biosciences, Inc., has caused this Certificate of Amendment to be signed by its CEO and Secretary on April 9, 2021.

AKOYA BIOSCIENCES, INC.

By:	/s/ Brian McKelligon
Brian McKelligon, CEO and Secretary